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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-3962, Form S-8 No. 333-3824 and Form S-8 No. 333-3826) of
Preferred Networks, Inc. and in the related Prospectuses of our report dated May 2, 1996 with respect to the combined financial statements of Mercury Paging & Communications, Inc. and its affiliated companies for the year ended December 31, 1995 included in this Form 8-K.


                                          /s/ Schneider Ehrlich
                                          & Wengrover LLP (formerly
                                          Schneider Ehrlich Sosinsky Rodis
                                          & Wengrover LLP)


February 18, 1997